UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
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Element Solutions Inc
(Name of Registrant as Specified In Its Charter)
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ELEMENT SOLUTIONS INC
ADDITIONAL INFORMATION REGARDING THE 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2021

On May 28, 2021, Element Solutions Inc (the "Company") issued the following press release, which relates to the Notice of Annual Meeting of Stockholders and Proxy Statement filed by the Company on April 28, 2021 (the "Proxy Statement") with the Securities and Exchange Commission (the "SEC") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Company’s 2021 annual meeting of stockholders (the "2021 Annual Meeting").

This supplement, relating to a change in location of the 2021 Annual Meeting, is being filed with the SEC as a definitive additional material and made available to the Company’s stockholders on or about May 28, 2021 through the means stipulated by the SEC’s guidance for conducting shareholder meetings last updated on April 7, 2020.

Except as indicated below, this press release does not revise or update any of the other information set forth in the Company's Proxy Statement, which continues to apply and should be considered by stockholders of record in voting their shares.

THIS PRESS RELEASE SHOULD BE READ
IN CONJUNCTION WITH THE COMPANY'S PROXY STATEMENT AND OTHER PROXY MATERIALS

Element Solutions Inc to Hold Virtual-Only Annual Meeting of Stockholders

MIAMI, Fla., May 28, 2021 – Element Solutions Inc (NYSE:ESI)(the "Company") announced today that its 2021 annual meeting of stockholders (the "2021 Annual Meeting") will be virtual-only due to the public-health concerns related to the ongoing COVID-19 pandemic. The date and time of the 2021 Annual Meeting (June 8, 2021 at 11:00 a.m. (Eastern Time)) remain unchanged.
As previously announced, stockholders of record as of the close of business on April 12, 2021, the record date, are entitled to attend and vote at the 2021 Annual Meeting. To attend and participate in the virtual meeting, stockholders will need to visit www.virtualshareholdermeeting.com/ESI2021 and enter the 16-digit control number found on the proxy card, voting instruction form or other notice previously received in connection with the meeting.
All stockholders are encouraged to continue to vote in advance of the 2021 Annual Meeting by Internet, telephone or mail, as detailed in the proxy materials for the meeting. The proxy card, voting instruction form or notice of internet availability that were previously distributed will not be updated to reflect this change in meeting format and may be used to vote shares in connection with the 2021 Annual Meeting. Stockholders who have already submitted their proxy do not need to take any further action.
A list of stockholders will be available during the meeting on the online platform referenced above and for 10 days prior to the meeting at the Company's corporate headquarters. To the extent office access is affected by the COVID-19 pandemic, stockholders may email the Company at IR@elementsolutionsinc.com for alternative arrangements.

About Element Solutions Inc
Element Solutions Inc is a leading specialty chemicals company whose businesses supply a broad range of solutions that enhance the performance of products people use every day. Developed in multi-step technological processes, these innovative solutions enable customers' manufacturing processes in several key industries, including consumer electronics, power electronics, semiconductor fabrication, communication and data storage infrastructure, automotive systems, industrial surface finishing, consumer packaging and offshore energy.
More information about the Company is available at www.elementsolutionsinc.com.
CONTACT:

Investor Relations Contact:

Varun Gokarn
Senior Director, Strategy and Finance
Element Solutions Inc
1-561-406-8465

Media Contact:

Liz Cohen
Managing Director
Kekst CNC
1-212-521-4845